PAGE

As filed with the Securities and Exchange Commission on May 16, 1996
                                                        File No. 33-

________________________________________________________________________
________________________________________________________________________

                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549


                                          FORM S-8

                                   Registration Statement
                                            Under
                                 the Securities Act of 1933

                                    EDISON INTERNATIONAL
                   (Exact name of registrant as specified in its charter)

              CALIFORNIA                               95-4137452
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

                           2244 Walnut Grove Avenue (P.O. Box 999)
                                 Rosemead, California 91770
                          (Address of Principal Executive Offices)


                                   STOCK SAVINGS PLUS PLAN
                                      FOR EMPLOYEES OF
                             SOUTHERN CALIFORNIA EDISON COMPANY
                                  (Full title of the Plan)


                        Kenneth S. Stewart, Assistant General Counsel
                           2244 Walnut Grove Avenue (P.O. Box 800)
                                 Rosemead, California 91770
                           (Name and address of agent for service)


                                       (818) 302-6601
                (Telephone number, including area code, of agent for service)



                               CALCULATION OF REGISTRATION FEE

____________________________________________________________________________________________
____________________________________________________________________________________________

                                                 Proposed         Proposed        Amount
                                   Amount         maximum          maximum          of
Title of securities                 to be     offering price      aggregate    registration
to be registered(1)              registered      per share    offering price(2)     fee
____________________________________________________________________________________________

Common Stock, no par value . . 5,000,000 shs.     $16.25         $81,250,000      $28,015
____________________________________________________________________________________________
____________________________________________________________________________________________

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated pursuant to Rules 457(c) and 457(h), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of Edison International Common Stock reported in the consolidated reporting system as of May 13, 1996.
PAGE
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                                        PART II

Reason for Registration Statement

     This Registration Statement is filed to register 5,000,000 additional shares of Edison International common stock to be issued and sold under the Stock Savings Plus Plan ("Plan").

Item 3.  Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission ("Commission") by Edison International or by the Plan are incorporated by reference in this Registration Statement:

     1. Annual Report of Edison International on Form 10-K for the year ended December 31, 1995.

     2. Annual Report of the Plan on Form 11-K for the year ended December 31, 1995.

     3. Quarterly Report of Edison International on Form 10-Q for the quarter ended March 31, 1996.

     4.   Current Reports on Form 8-K dated January 11 and 18, 1996.

     5. The "Description of Registrant's Securities to be Registered" on pages 4-5 of the Registration of Securities of Certain Successor Issuers on Form 8-B filed by SCEcorp (predecessor company) on May 20, 1988.

     All documents subsequently filed by Edison International or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered thereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Capital Stock

     Not Applicable.

Item 5.  Interest of Named Experts and Counsel

     Counsel for the registrant, Kenneth S. Stewart, is a salaried employee of Southern California Edison Company, which is a subsidiary of Edison International, and he shares in the benefits accruing to such employees.
As of December 31, 1995, Mr. Stewart had a direct or indirect interest in 12,982 shares of Edison International's Common Stock. These shares include those credited and conditionally credited to his account as of such date with the trustees of the Company's Employee Stock Ownership and Stock Savings Plus Plans and with the agent for the Company's Dividend Reinvestment and Stock Purchase Plan.

Item 6.  Indemnification of Directors and Officers

     Pursuant to the California Corporations Code, Article VI of Edison International's Articles of Incorporation and Article VI of Edison International's By-Laws, directors, officers, employees and agents of Edison International may be indemnified by Edison International in certain circumstances against liabilities they may incur while acting in such capacities.

     Edison International also maintains insurance for its directors and officers in certain circumstances against liabilities under the Securities Act of 1933, which they may incur while acting in such capacities. Edison International pays the premiums for such insurance policies.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     See Exhibit Index.

     The registrant undertakes that it has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

     (1)  The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and each filing of the undersigned plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
PAGE 3
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                                         SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 16th day of May, 1996.

                                                  Edison International

                                          By       Kenneth S. Stewart
                                             -----------------------------------
                                                   Kenneth S. Stewart
                                               Assistant General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                             Title                         Date

Principal Executive Officer:

    John E. Bryson*                      Chairman of the Board,
                                           Chief Executive
                                           Officer and Director              May 16, 1996

Principal Financial Officer:

    Alan J. Fohrer*                      Executive Vice President,
                                           Treasurer and Chief
                                           Financial Officer                 May 16, 1996

Controller or Principal Accounting Officer:

    R. K. Bushey*                        Vice President
                                           and Controller                    May 16, 1996

Majority of Board of Directors:

    Howard P. Allen*                     Director                            May 16, 1996
    Winston H. Chen*                     Director                            May 16, 1996
    Stephen E. Frank*                    Director                            May 16, 1996
    Camilla C. Frost*                    Director                            May 16, 1996
    Joan C. Hanley*                      Director                            May 16, 1996
    Carl F. Huntsinger*                  Director                            May 16, 1996
    Charles D. Miller*                   Director                            May 16, 1996
    Luis G. Nogales*                     Director                            May 16, 1996
    Ronald L. Olson*                     Director                            May 16, 1996
    J. J. Pinola*                        Director                            May 16, 1996
    James M. Rosser*                     Director                            May 16, 1996
    E. L. Shannon, Jr.*                  Director                            May 16, 1996
    Robert H. Smith*                     Director                            May 16, 1996
    Thomas C. Sutton*                    Director                            May 16, 1996
    Daniel M. Tellep*                    Director                            May 16, 1996
    James D. Watkins*                    Director                            May 16, 1996
    Edward Zapanta*                      Director                            May 16, 1996

*By            Kenneth S. Stewart
    ----------------------------------------
      (Kenneth S. Stewart, Attorney-in-Fact)

The Plan

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 16th day of May, 1996.

                                       STOCK SAVINGS PLUS PLAN FOR THE
                               EMPLOYEES OF SOUTHERN CALIFORNIA EDISON COMPANY



                                   By                Emiko Banfield
                                       -----------------------------------
                                                     Emiko Banfield*
                                                 Chair of the Employee
                                            Benefits Health Care Committee




*By            Kenneth S. Stewart
    ---------------------------------------
     (Kenneth S. Stewart, Attorney-in-Fact)


PAGE 5
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                                        EXHIBIT INDEX


Exhibit
Number                             Description
- --------                           -----------

  4.1     Restated Articles of Incorporation of
          Edison International (File No. 1-9936 Form 10-Q
          for the quarter ended March 31, 1996)* . . . . . . . . . . . . . . .

  4.2     Bylaws of Edison International (File No. 1-9936
          Form 10-K for the year ended December 31, 1995)* . . . . . . . . . .

  5       Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . .

 23.1     Consent of Counsel (see Opinion of Counsel). . . . . . . . . . . . .

 23.2     Consent of Independent Public Accountants. . . . . . . . . . . . . .

 24.1     Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . . .

 24.2     Additional Power of Attorney . . . . . . . . . . . . . . . . . . . .

 24.3     Certified copy of Resolution of Board of Directors . . . . . . . . .

_______________
* Incorporated by reference pursuant to Rule 411(c) under the Securities Act of 1933.